# Shareholder Newsletter
# January 2020

SRTREIT.COM

*Strategic Realty Trust is a non-traded real estate investment trust, focused on building a portfolio of high quality urban and street retail properties in major west coast markets*

**Overview**

We continue to pursue the Company's strategic plan to build a core portfolio of high-quality west coast urban retail properties with solid growth prospects, strong predictable cash flows in desirable walkable urban locations with high population density and above-average household incomes,  a demographic profile sought after by many urban retailers.

As we discussed in recent newsletters , we have two near-term goals; completing the recycling of the portfolio by selling the remaining legacy properties and refinancing the Company's line of credit facility.  We continue to be excited about the future of our Company and its strategic direction. A fully recycled and focused high-quality west coast urban retail portfolio will hopefully allow us the opportunity to look at various strategic options for the future.

**Line of Credit Maturity**

In the most recent newsletter to shareholders we discussed that the Company was in the market to refinance its $ 60 million line of credit facility with KeyBanc and Raymond James (the lender group) which matures in February 2020 as they  have indicated that they will not be renewing the line as it no longer meets their business objectives.



**3032 Wilshire**
**Santa Monica, CA**


clover

**3709 Sunset Blvd**
**Los Angeles, CA**

As of year end we have made progress on the refinance and payoff of the KeyBanc credit facility. In December the Company completed an $18,000,000 refinance of six of its core urban retail properties in San Francisco and Los Angeles. The proceeds were used to fund loan costs and lender required reserves for future tenant improvements, leasing costs, property taxes and insurance.  The remaining proceeds were used to reduce the line of credit outstanding amount to approximately $8.9 million down from $25.6 million at September 30, 2019. During the third quarter we also reduced the line facility commitment amount from $60 million to $30 million, which saves the Company unused borrowing fees and helps the lender group reduce their outstanding line commitments. After the refinancing the Company further reduced the line facility commitment amount to $10.5 million.

The Company's two remaining legacy properties are both in the process of being sold.  Topaz Marketplace in Hesperia, CA was listed for sale late in the summer and is currently under contract for sale and scheduled to close in February. However, at this time the buyer has not released all contingencies and we must wait to see if in fact the sale closes.  Proceeds of this sale would payoff the remainder of the line if it closes on time and at the current price. KeyBanc has indicated that they would be willing to consider an extension of the line to accommodate an orderly sale of the Topaz property, if needed.

The Turkey Creek  property in Knoxville, TN is 61% leased to one tenant, who recently completed a recapitalization with new private equity and has offered to acquire the property and after some negotiation we are now in contract to sell. Typical buyer due diligence and closing conditions remain open and there is no certainty this sale will close.

STRATEGIC REALTY TRUST

For more information please visit the Company's website at www.srtreit.com. The Company is advised by SRT Advisors, LLC an affiliate of Glenborough, LLC. Glenborough also acts as the Company's property manager. For more information please visit Glenborough's website at www.glenborough.com.

To further increase liquidity for the upcoming loan maturity, the Board also sold the Company's remaining interests in the two SGO joint ventures with Oaktree Capital Management affiliates for $4,200,000. The Company earned a 14% internal rate of return on these investments over the holding period. Those interests were sold to an affiliate of the managing member of the SGO joint ventures and of the Company's external advisor, SRT Advisor, LLC. At the request of the Audit Committee of the Board of Directors, the Company received a fairness opinion from a third-party financial advisory and valuation firm that opined that the purchase price was fair to the Company from a financial standpoint. The membership interests consisted of the following: (i) a 19% membership interest in SGO Retail Acquisitions Venture, LLC and (ii) a 10% membership interest in SGO MN Retail Acquisitions Venture, LLC. As of September 30, 2019, those two ventures owned, in aggregate, five retail centers (originally 18 properties and 1.4 million SF), comprising an aggregate of approximately 494,000 square feet located in two states. (See 8-K filed with SEC for further detail and available on the Company's website)

**Distribution**

The Board has declared a distribution for the fourth quarter 2019 of 2 cents per share, down from 6 cents per share for the prior quarter (payable on January 31, 2020).

*Why the decrease in the distribution?*

There are two reasons for the decrease: one has to do with where the Company is in the portfolio's strategic transition and the other is related to restrictions contained in the Company's line of credit.

***Important Dates***

Most Recent 10Q Filing 11/8/2019

Next 10k Filing Deadline 3/30/2020

Last Distribution Payment 10/31/2019

Next Distribution Payment 1/31/2020

As the Company has sold its lower quality-higher cap rate shopping centers and acquired higher quality-lower cap rate urban properties and reduced its debt, its cash flow has gone down and hopefully its portfolio quality is improved. Its cash flow might have gone down had It kept those centers as a number of major tenants vacated or filed bankruptcy after it sold those centers. As part of the strategic plan to reposition the portfolio and the Company, it also has two third party joint venture properties under development at this time which limits cash flow.

As we discussed in our last newsletter the current line of credit agreement has covenants which in some circumstances can restrict certain payments by the Company such as distributions. However, at the time the line was put in place we had the ability to pay out up to $2 million in distributions in excess of the cumulative adjusted funds from operations (AFFO) from the origination of the line per the formula in the line of credit agreement. At this time, we are nearing that ceiling, without using the AFFO from the sale of the SGO JV interests, which the Board does not want to use.

As we work through the refinancing of the Company's line of credit facility and completing the recycling of the portfolio by selling the remaining legacy properties, consistent with the Company's previously discussed strategic plan, the Company's Board may decide to conserve cash pending the outcome of the completion of the refinance of the Company's bank line and the reinvestment of sales proceeds. The Board will review the amount of any distribution on a quarterly basis, as has always been the case.

We continue to be excited about the future of our Company and its strategic direction. A fully recycled and focused high-quality west coast urban retail portfolio will hopefully allow us the opportunity to look at various strategic options for the future.

*The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "hope", "hopeful", "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The Company can provide no assurances as to its ability to obtain an extension of the KeyBank facility, acquire properties that are consistent with its strategic plan, sell properties in its current portfolio, enter into new leases or modify existing leases, successfully manage the existing properties in its portfolio, successfully develop its redevelopment projects and execute potential strategic alternatives. These statements also depend on factors such as future economic, competitive and market conditions and other risks identified in Part I, Item IA of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent periodic reports, as filed with the SEC. Actual events may differ materially from the anticipated events discussed above.*